EXHIBIT 5.1
D. BRADLEY PECK
(858) 550-6012
bpeck@cooley.com
August 18, 2010
MannKind Corporation
28903 North Avenue Paine
Valencia, CA 91355
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the issuance by MannKind Corporation, a Delaware corporation (the “Company”), of up to 9,000,000 shares of the Company’s common stock, par value $0.01 (the “Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-166404) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated August 16, 2010 and the final prospectus supplement dated August 18, 2010, each filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplements”). The Base Prospectus and Prospectus Supplements are collectively referred to as the “Prospectus.” The Shares are to be issued by the Company as described in the Registration Statement and the Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.
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MannKind Corporation
August 18, 2010
Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely, Cooley LLP
By:	/s/ D. Bradley Peck
D. Bradley Peck